Exhibit 10.1

INDEPENDENT DIRECTOR AGREEMENT
独立董事协议

This INDEPENDENT DIRECTOR AGREEMENT ("AGREEMENT") is made and entered into as of 24 of  November, 2010 ("EFFECTIVE DATE"), by and between China Natural Gas, Inc., a Delaware corporation and a US public company ("COMPANY"), and Mr. Frank Waung, a resident of the United States, with a permanent residence at   72 Great Hills Road, Short Hills, NJ 07078.
此独立董事协议于2010年11月 24日在中华天然气有限公司（“公司”）与汪其方先生（“独立董事”）之间签署生效。

WHEREAS, the Company desires to engage the Independent Director, and the Independent Director desires to serve, as a non-employee director of the Company, subject to the terms and conditions contained in this Agreement;
根据此协议，公司愿意雇佣该独立董事，并且该独立董事愿意作为公司的非员工董事为公司服务，此雇佣关系受到此协议的约束。

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt of which is hereby acknowledged, the Company and  the Independent Director, intending to be legally bound, hereby agree as follows:
因此，现在公司与独立董事愿意接受以下条款的约束：

1.	SERVICES OF THE INDEPENDENT DIRECTOR.
独立董事职责

While this Agreement is in effect, the Independent Director shall perform duties as an independent director and chairman of audit committee of the Company, and will be compensated for such and reimbursed expenses in accordance with Schedule A attached hereto, subject to the following.
此协议有效期内，独立董事将作为公司的独立审计委员会主席，并根据此协议附件中的A项接受薪资与费用返还，同时受到以下限制：

The Company’s audit committee is responsible for, among other things:
审计委员会的责任如下:
•	appointing the independent auditor;
任命独立审计师；
•	pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;
预先批准由独立审计师履行所许可的所有审计和非审计服务；

•
annually reviewing the independent auditor’s report describing the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor and all relationships between the independent auditor and our Company;

每年审核独立审计师的报告，此报告说明了审计公司的内部控制程序，任何由独立审计师近期内部控制审核或同等审核所提出重要问题，以及独立审计师和公司之间的关系；

•	reviewing with the independent auditor any audit problems or difficulties and management’s responses;
与独立审计师一同审核任何审计问题或难题以及管理层的回复;

•	reviewing and discussing the annual audited financial statements with management and the independent auditor;
与管理层和独立审计师一同审核并讨论年度审计的财务报表；

•	reviewing and discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;
与管理层和独立审计师共同审核并讨论关于会计原则和财务报表陈述的主要问题；

•	reviewing reports prepared by management or the independent auditor relating to significant financial reporting issues and judgments;
审核由管理层或独立审计师关于重大财务报告问题和判定而准备的报告；

•	discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;
与管理层讨论收益新闻稿，以及提供给分析师和评级机构的财务信息和收益指导；

•	reviewing with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;
与管理层和独立审计师一同审核会计调整对公司财务报表以及资产负债表结构的影响；

•	discussing policies with respect to risk assessment and risk management with management, internal auditors and the independent auditor;
与管理层、内部审计师和独立审计师讨论关于风险评估和风险管理的政策；

•
timely reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company, all alternative treatments of financial information within U.S. GAAP that have been discussed with management and all other material written communications between the independent auditor and management;

及时审核独立审计师出具的关于公司所使用的全部重要会计政策和惯例的报告，已经与管理层讨论过的美国公认会计准则认定的财务信息的全部选择性对待，以及独立审计师与管理层之间所有其他书面沟通材料；

•
establishing procedures for the receipt, retention and treatment of complaints received from our employees regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

为收据、公司员工收到的关于会计、内部会计控制，或审计事项的投诉保存和对待、以及保密、和由公司雇员匿名提交的关于可疑的会计或审计事项的关注；

•	annually reviewing and reassessing the adequacy of our audit committee charter;
每年审核并再评估公司审计委员会章程的充分性；

•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
由董事会向审计委员会特别委派的其他事项；

•	meeting separately, periodically, with management, internal auditors and the independent auditor; and
与管理层、内部审计师和独立审计单独的定期会议；

•	reporting regularly to the full board of directors.
向董事会全体董事定期报告。

(a)
The Independent Director will perform services as is consistent with the Independent Director's position with the Company, as required and authorized by the By-Laws and Certificate of Incorporation of the Company, and in accordance with high professional and ethical standards and all applicable laws and rules and regulations pertaining to the Independent Director's performance hereunder, including without limitation, laws, rules and regulations relating to a public company.

独立董事将会服从所有公司的章程与条例，并且运用职业道德标准以及所有适用的法律法规来约束其行为。

(b)
The Independent Director is solely responsible for taxes arising out of any compensation paid by the Company to the Independent Director under this Agreement, and the Independent Director understands that he/she will be issued a U.S. Treasury Form 1099 for any compensation paid to him/her by the Company, and understands and agrees that the Company shall comply with any tax or withholding obligations as required by applicable law from time to time in connection with this Agreement.

根据此协议，独立董事将对其自身所有与薪资有关的税务负责。

(c)	The Company may offset any and all monies payable to Independent Director to the extent of any monies owing to the Company from the Independent Director.
如果独立董事欠公司任何款项，公司将从薪资中予以扣除。

(d)
The rules and regulations of the Company notified to the Independent Director, from time to time, apply to the Independent Director. Such rules and regulations are subject to change by the Company in its sole discretion. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and rules and regulations of the Company, the terms of this Agreement control.

公司的规章条例对独立董事适用，并且公司可以根据需要修正规章条例。如果任何公司的规章条例与此协议的条款有所冲突，应以此协议条款为准。

2.	COMPENSATION AND BENEFITS
薪酬和利益

See attached Schedule A.

3.	REQUIREMENTS OF INDEPENDENT DIRECTOR.
对独立董事的要求

During the term of the Independent Director's services to the Company hereunder, the Independent Director shall observe all applicable law and regulations relating to an independent director of a public company as promulgated from time to time, and shall not:
在其任期内，独立董事将遵守所有与上市公司相关的法律法规，并且不会：

(1) be an employee of the Company or any Parent or Subsidiary;
成为公司或其子公司的员工;
(2) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director and/or a member of board committees of the Company;
从公司收受任何除董事薪资外的咨询费，顾问费，或其它费用；
(3) be an affiliated person of the Company or any Parent or Subsidiary with "affiliate" as defined in 17 CFR 240.10A-3(e)(1), other than as a director and/or a member of board committees of the Company;
成为一个公司或其子公司的“关系人”，“关系人”定义见17 CFR 240.10A-3(e)(1)；
(4) possess an interest in any transaction with the Company or any Parent or Subsidiary, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than as a director and/or a member of board committees of the Company;
在与公司或子公司的商业行为中拥有任何利益关系，如果有，需进行披露；
(5) be engaged in a business relationship with the Company or any Parent or Subsidiary, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified to be 5% hereby.
与公司或其子公司拥有任何商业关系，如果有，需进行披露。

4.	REPORT OBLIGATION.
汇报职责

While this Agreement is in effect, the Independent Director shall immediately report to the Company in the event: (1) the Independent Director knows or has reason to know or should have known that any of the requirements specified in Section 3 hereof is not satisfied or is not going to be satisfied; and (2) the Independent Director simultaneously serves on an audit committee of any other public company.
此协议有效期内，独立董事将在以下情况下立即向公司汇报：（1）独立董事知晓或有原因知晓或应当知晓第三部分中的要求没有满足或不会被满足；以及（2）独立董事在任何其它上市公司的审计委员会任职。

5.	TERM AND TERMINATION.
任期与终止

The term of this Agreement and the Independent Director's services hereunder shall be one (1) year from the Effective Date, unless terminated as provided for in this Section 5. This Agreement and the Independent Director's services hereunder shall terminate upon the earlier of the following:
此协议的有效期以及独立董事的任期为从现在开始的1年，除非因违反此协议中的条款而被提早终止，此协议以及独立董事的任期将在以下日期中最早情况下终止：

(a)	Expiration of the Independent Director's term as a director of the Company;
独立董事的任期自然结束；

(b)
Removal of the Independent Director as a director of the Company, upon proper board action or stockholder action in accordance with the By-Laws and Certificate of Incorporation of the Company and applicable law;

经由董事会或股东根据公司章程解除独立董事职位；

(c)	Resignation of the Independent Director as a director of the Company upon written notice to the Board of Directors of the Company; or
独立董事书面辞职；或

(d)	Termination of this Agreement by the Company, in the event any of the requirements specified in Section 3 hereof is not satisfied, as determined by the Company in its sole discretion.
在第三部分要求未满足的情况下，公司可以单方面解除与独立董事的雇佣协议。

6.	LIMITATION OF LIABILITY.
责任有限性

In no event shall the Independent Director be individually liable to the Company or its stockholders for any damages for breach of fiduciary duty as an independent director of the Company, unless the Independent Director's act or failure to act involves intentional misconduct, fraud, criminal acts or a knowing violation of law.
独立董事将不会对任何因其作为独立董事的信托责任造成的公司或其股东的损失负责，除非独立董事的此种行为或不作为包括了故意的渎职，欺诈，犯罪，或其它违法行为。

7.	INSURANCE.
保险
Company may, at its discretion, obtain and maintain a policy or policies of director and officer liability insurance, of which the Independent Director will be named as an insured, providing the Independent Director with coverage for indemnifiable amounts and/or indemnifiable expenses in accordance with said insurance policy or policies ("D&O INSURANCE").
公司可以根据其自身的决定，获取和保持董事与高管的保险。独立董事将作为受益人根据保险条款受到保护，并且：
(i)	If to Independent Director, to:
Frank Waung
72 Great Hills Road
Short Hills, NJ 07078
USA

(ii)	If to the Company, to:
19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xi’an, 710065, Shaanxi Province, China

China Natural Gas, Inc.	Independent Director

/S/ Qinan Ji	/S/ Frank Waung
Name: Qinan Ji	Name: Frank Waung
Title: CEO & Chairman

SCHEDULE A
附件A

I.	POSITION:
Chairman of audit committee of China Natural Gas Inc.
职务：中国天然气公司的审计委员会主席

Independent Director.
独立董事

II.	COMPENSATION:
薪资

         FEES. For all services rendered by Independent Director pursuant to this Agreement, both during and outside of normal working hours, including but not limited to, attending all required meetings of Board of Independent Directors of the Company or applicable committees thereof, reviewing filing reports and other corporate documents as requested by the Company, providing comments and opinions as to business matters as requested by the Company, the Company agrees to pay to Independent Director a fee in cash of $4,000 each month. The fees in cash shall be payable to Independent Director quarterly in equal installments.
薪资。公司同意向独立董事支付4000美元的月薪，每季度支付一次。

         EXPENSES. During the term of the Independent Director's service as a director of the Company, the Company shall promptly reimburse the Independent Director for all expenses incurred by him/her in connection with attending the annual and quarterly meeting of the Board of Independent Directors of the Company or applicable committees thereof, as a director or a member of any board committee, which are approved by the Company in advance.
费用。在独立董事的任期内，在公司事先同意的情况下，公司将会返还独立董事所有因履行董事职责而起的相关费用。

STOCK OPTIONS. The Independent Director shall be entitled to stock options according to the 2009 Stock Option and Stock Award Plan (the "Plan).  Under the Plan, the Chairman of the Audit Committee shall be entitled to up to 6,000 stock options, which shall begin to vest upon the completion of the first year of employment with the Company. These share options are to be fully exercised over a four-year period (1/4 of the options to be exercised each year over a four-year period) at the price of US$4.90, payable in cash.  The exercise of the stock options shall also be subject to the terms of the Company's employee stock option plan.
独立董事还将按照公司2009年员工股票期权计划享受一定的股票期权，按照该员工股票期权计划，审计委员会主席工作期限满一年后享有6000股的员工股票期权，该期权四年行权，每年行权1/4，行权价为每股4.90美元现金行权。该期权仅在执行者工作期限满一年后开始逐年现金行权并且以公司员工期权计划方案为准。

         NO OTHER BENEFITS OR COMPENSATION. The Independent Director acknowledges and agrees that he/she is not granted and is not entitled to any other benefits or compensation from the Company for the services provided under this Agreement except expressly provided for in this Schedule A.
无其它利益或薪资。独立董事明确并同意他将不会作为独立董事收到任何除此附件A之外其它形式的利益或薪资。

AGREED: China Natural Gas, Inc.	AGREED: Independent Director

/S/ Qinan Ji	/S/ Frank Waung
Name: Qinan Ji	Name: Frank Waung
Title: CEO & Chairman